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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts," and to the use of our report dated April 2, 1997 included in the Joint Proxy Statement of Olicom A/S and CrossComm Corporation that is made a part of Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-24655) and Joint Proxy Statement/Prospectus of Olicom A/S for the registration of 3,805,647 shares of its common stock.



                                       /s/ ERNST & YOUNG
                                       Statsautoriseret Revisionsaktieselskab


Copenhagen, Denmark
May 9, 1997